UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2006

Learning Tree International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

400 North Continental Boulevard, El Segundo, CA 90245

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 417-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2006, Learning Tree received a Staff Determination for the NASDAQ Stock Market that, as a result of the failure to file Learning Tree’s Form 10K for the fiscal year ended September 30, 2005, Learning Tree’s securities would be delisted from the Nasdaq National Stock Market unless Learning Tree requested a hearing before a Nasdaq Listing Qualification Panel. There can be no assurance that the Panel will grant the request for continued listing. Learning Tree has requested a hearing before a Nasdaq Listing Qualification Panel.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press release issued by Learning Tree International dated January 6, 2006 relating to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: January 6, 2006	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht Chief Executive Officer

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